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                                                                      EXHIBIT 17

                              JANUS ADVISER SERIES
                               100 FILLMORE STREET
                           DENVER, COLORADO 80206-4928

                              STRATEGIC VALUE FUND

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2003

         THIS PROXY IS SOLICITED BY THE TRUSTEES OF JANUS ADVISER SERIES

As of February 10, 2003, the record date, you are entitled to vote on the proposal, as described in the accompanying Prospectus and Proxy Statement, to be voted upon at special meeting of shareholders of the Strategic Value Fund of Janus Adviser Series to be held at the offices of Janus Capital Management LLC, 3773 Cherry Creek Drive North, Denver, Colorado 80209, on May 15, 2003, at 10:00 a.m. Mountain Time, and at any adjournments.

Whether or not you plan to attend the meeting, we urge you to sign, date and return the proxy in the accompanying postage-paid envelope. To avoid unnecessary delay and expense, we ask your cooperation in mailing the proxy promptly.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

         KEEP THIS PORTION FOR YOUR RECORDS.

         THE VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY.

         THE TRUSTEES RECOMMEND A VOTE "FOR" THE PROPOSAL.

                    PLEASE VOTE BY FILLING IN THE BOX BELOW.

         To approve an Agreement and Plan of Reorganization providing for the transfer of substantially all the assets and liabilities of the Janus Adviser Series Strategic Value Fund in exchange for shares of the Janus Adviser Series Mid Cap Value Fund.

              [ ] For          [ ] Against          [ ] Abstain

If you sign, date and return this proxy but do not fill in a box above, we will vote your shares "For" the proposal.

The undersigned hereby appoints Loren M. Starr, Thomas A. Early and Kelley Abbott Howes, or any or all of them, with full power of substitution, to vote the shares of the Strategic Value Fund which the undersigned is entitled to vote at the special meeting of shareholders of the Strategic Value Fund of Janus Adviser Series, to be held at the offices of Janus Capital Management LLC, 3773 Cherry Creek Drive North, Denver, Colorado 80209, on May 15, 2003, at 10:00 a.m. Mountain Time, and at any adjournments. As to any other matter that comes before the meeting, the persons appointed above will vote in accordance with their best judgment. The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement.

Your signature(s) on this proxy should be exactly as your name or names is printed on this proxy. If you are signing this proxy in a fiduciary capacity, for example as a trustee, please state that capacity along with your signature.

___________________________________          ___________________________________
Signature                                    Signature

Dated:  ____________________, 2003